EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Provident Financial Services, Inc.:

We consent to the incorporation by reference in registration statements No. 333-103041 and No. 333-110195 on Form S-8 of Provident Financial Services, Inc. of our reports dated February 28, 2007, with respect to the consolidated statements of financial condition of Provident Financial Services, Inc. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Provident Financial Services, Inc.

As disclosed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” on January 1, 2006.

/s/ KPMG LLP

Short Hills, New Jersey

March 1, 2007